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                                                                   Exhibit 23.02

                         CONSENT OF INDEPENDENT AUDITORS



            TO THE PLANS ADMINISTRATION COMMITTEE OF CITIGROUP INC.:

We consent to the incorporation by reference in the Registration Statement Nos. 333-58452 and 333-51030 on Form S-8 of Citigroup Inc. of our report dated June 27, 2002 relating to the statements of net assets available for plan benefits of the Citigroup Inc. 401(k) Plan (formerly the Travelers Group 401(k) Savings
Plan) as of December 31, 2001 and 2000, and the related statements of changes in net assets available for plan benefits for the years then ended, and the related supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of
Year) as of December 31, 2001, and the related supplemental Schedule H, Line 4j
- Schedule of Reportable Transactions - During the Year Ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K/A-1 as an amendment to the 2001 Annual Report on Form 10-K of Citigroup Inc.


/s/ KPMG LLP

June 27, 2002